                                                                   EXHIBIT 10.23

                             EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement"), is made effective January 1, 2000 (the "Effective Date"), by and between Credit Management Solutions, Inc., a Delaware corporation with principal offices located at 135 National Business Parkway, Annapolis Junction, Maryland 20701 (the "Company"), and Howard Tischler (the "Executive").

                                  WITNESSETH

     WHEREAS, the Company has a need for the Executive's personal services in an executive capacity; and

     WHEREAS, the Executive possesses the necessary strategic, financial, planning, operational and managerial skills necessary to fulfill those needs; and

     WHEREAS, the Executive and the Company desire to enter into a formal Employment Agreement to fully recognize the contributions of the Executive to the Company, to assure continuous harmonious performance of the affairs of the Company, and to formalize in writing the terms and conditions under which he has been employed by the Company since the Effective Date.

     NOW, THEREFORE, in consideration of the mutual promises, terms, provisions, and conditions contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings:

     a. "Affiliate" means any person or entity (i) that directly or indirectly owns more than fifty percent (50%) of the Voting Stock (as defined below) of the Company, or (ii) more than fifty percent (50%) of the Voting Stock of which is directly or indirectly owned by the Company, or (iii) more than fifty percent (50%) of the Voting Stock of which is directly or indirectly owned by another person or entity that directly or indirectly owns more than fifty percent (50%) of the Voting Stock of the Company.

     b. "Change of Control" of a company means the occurrence of any of the following:

               (i) any "person," as such term is currently used in Section 13(d) of the Securities Exchange Act of 1934, becomes a "beneficial owner," as such term is currently used in Rule 13d-3 promulgated under that Act of fifty percent (50%) or more of the Voting Stock of the company;

               (ii) a majority of the Board of Directors of the company consists of individuals other than Incumbent Directors, which term means the members of the Board on the date hereof; provided that any individual becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

                (iii) the Board of Directors of the company adopts any plan of liquidation providing for the distribution of all or substantially all of the company's assets;

                (iv) all or substantially all of the assets or business of the company are disposed of in any one or more transactions pursuant to a merger, consolidation or other transaction (unless the shareholders of the company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the company); provided, however, that this subsection (iv) shall not apply in the event of a merger or consolidation of the Company with an Affiliate; or

                (v) the company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the company immediately prior to the combination hold, directly or indirectly, fifty percent (50%) or less of the Voting Stock of the combined company, (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for securities of such other company); provided, however, that this subsection (v) shall not apply in the event of a combination of the Company with an Affiliate.

     c.   "Good Reason" means any of the following events:

          (i)   a reduction in annual Salary (as defined below);

          (ii) a failure by the Company, or Affiliate by which the Executive is employed, to provide fringe benefits comparable to those offered to the Executive's peer executives;

          (iii) the failure of the Company, or Affiliate by which the Executive is employed, to obtain by operation of law or otherwise the assumption of its obligations to perform this Agreement from any successor to all or substantially all of the assets of the Company or such Affiliate; or

          (iv) a relocation of the Executive's worksite to a location which increases the distance from the Executive's home to his worksite by more than fifty (50) miles.

     d. "Good Reason Upon Change In Control" means any of the following events provided the event occurs either (i) less than eighteen (18) months after a Change in Control of the Company, or an Affiliate if the Executive is employed at that time by such Affiliate or the Company, or (ii) during the one-hundred and eighty (180) day or shorter time period between (x) the execution by Company (or such Affiliate) and a third party of a letter of intent or term sheet reflecting the terms of such Change in Control, or receipt by the Company (or such Affiliate) of a

                                      b2
written offer from a third party reflecting such Change in Control, and (y) the effective date of such Change in Control:

          (A) any of the events which constitute Good Reason under Section 1(c) above;
          (B) a material diminution in the Executive's duties or responsibilities; provided that a diminution shall not be deemed to have occurred solely because that Executive no longer has duties and responsibilities for a particular Affiliate as long as the Executive continues to have the same level, type and scope of duties and responsibilities as he had prior to the Change in Control; or
          (C) the assignment to the Executive of duties that materially impair his ability to perform the duties normally assigned to a person of his title and position at a corporation of the size and nature of the Company or Affiliate by which the Executive is employed (as applicable).

     e. "Voting Stock" means the issued and outstanding capital stock or other securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

     f. "Termination Without Cause Upon Change in Control" means termination of the Executive's employment without "Cause" (as defined in Section 5(a) below) either (i) less than eighteen (18) months after a Change in Control of the Company , or an Affiliate if the Executive is employed at that time by such Affiliate or the Company, or (ii) during the one-hundred and eighty (180) day or shorter time period between (x) the execution by Company (or such Affiliate) and a third party of a letter of intent or term sheet reflecting the terms of such Change in Control, or receipt by the Company (or such Affiliate) of a written offer from a third party reflecting such Change in Control, and (y) the effective date of such Change in Control.

2.   Position.
     --------

     The Company hereby agrees to continue to employ the Executive to serve in the role of President and Chief Executive Officer of Credit Online, Inc. (a Delaware corporation), Credit Online, Inc. (a Maryland corporation), and CMSI Credit Services, Inc. (a Delaware corporation). The Company reserves the right to change the Executive's title, duties and/or responsibilities, and to reassign the Executive to or from any Affiliate. The Executive accepts such employment upon the terms and conditions set forth herein, and further agrees to perform to the best of his abilities the duties generally associated with his position, as well as such other duties as may be reasonably assigned by the Board of Directors of the Company (the "Board"), the Chief Executive Officer or President of the Company, and, if the Executive is employed by an Affiliate, the Chief Executive Officer, President or Board of Directors of such Affiliate. The Executive shall perform his duties diligently and faithfully and shall devote his full business time and attention to such duties. Each party's rights and obligations under this Section 2 are subject to Section 5 below.

                                      b3

3.   Term of Employment and Renewal.
     ------------------------------

     The term of the Executive's employment under this Agreement (the "Term") will commence on the date of this Agreement (the "Effective Date") and continue until terminated in accordance with Section 5 below.

4.   Compensation and Benefits.
     -------------------------

     (a)  Salary. Commencing on the Effective Date, the Company agrees to pay
          ------
the Executive a base salary at an annual rate of one hundred and seventy-five thousand dollars ($175,000), payable in such installments as is the policy of the Company (the "Salary"), but no less frequently than monthly. Thereafter, the Company shall evaluate the Executive's Salary from time to time and make adjustments, in its discretion, subject to the rights and obligations set forth in Section 5 below.

     (b)  Bonus. In its sole discretion, the Company may make the Executive
          -----
eligible to receive bonuses based on criteria to be determined by the Company and issued to the Executive in writing, in which event the Executive shall be entitled to receive such bonuses in accordance with such criteria.

     (c)  Benefits. The Executive shall be entitled to participate in all
          --------
employee benefit plans which the Company provides or may establish from time to time for the benefit of its employees, including, without limitation, group life, medical, surgical, dental and other health insurance, short and long-term disability, deferred compensation, profit-sharing and similar plans. The Executive shall also be entitled to one hundred eighty four (184) hours of paid leave per year of employment, plus sick leave in accordance with standard Company policy. Two-thirds of any unused portion of such paid leave shall be considered to be vacation and, therefore, shall be paid to the Executive upon his cessation of employment with the Company. The Company will provide term life insurance for the Executive with benefits equal to his annual Salary, up to a maximum of four hundred thousand dollars ($400,000). The Company may also purchase one or more "key man" insurance policies on the Executive's life, each of which will be payable to and owned by the Company. The Company, in its sole discretion, may select the amount and type of key man life insurance purchased, and the Executive will have no interest in any such policy. The Executive will cooperate with the Company in securing this key man insurance, by submitting to all required medical examinations, supplying all information and executing all documents required in order for the Company to secure the insurance.

     (d)  Stock Options. In the sole discretion of the Board, the Company may
          -------------
from time to time issue the Executive stock option grants under the Company's stock option plan and a stock option agreement, in which event the Executive shall be entitled to such options in accordance with such plan and agreement(s), subject however to the provisions of this Agreement regarding stock options.

     (e)  Expenses. The Company shall pay or reimburse the Executive for all
          --------
reasonable out-of-pocket expenses actually incurred by the Executive during the Term in performing

                                      b4
services hereunder, provided that the Executive properly accounts for such expenses in accordance with the Company's policies. The Company shall pay the Executive an automobile allowance of no less than five hundred dollars ($500) per month through normal payroll procedures, and such allowance shall be reported as income on the Executive's year-end W-2 form. The Executive shall be responsible for submitting automobile expense reimbursement requests to the extent he wishes to convert any portion of the allowance to an expense reimbursement. The Company shall reimburse the Executive for cellular telephone expenses associated with business use.

5.   Termination and Severance; Certain Events.
     -----------------------------------------

     (a)  Termination by the Company for Cause. Notwithstanding anything to the
          ------------------------------------
contrary in this Agreement, the Company may terminate the Executive's employment for Cause at any time, upon written notice to the Executive setting forth in reasonable detail the nature of such Cause. For purposes of this Agreement, "Cause" is defined as (i) the Executive's continued failure to perform his duties (other than due to physical incapacity or illness) after thirty (30) days' written notice and opportunity to cure; (ii) the Executive's conviction of any felony; (iii) the Executive's material misrepresentation of his professional qualifications; (iv) willful or reckless conduct by the Executive injurious to the Company or any Affiliate; or (v) the Executive's commission of fraud or malfeasance. Upon the termination for Cause of the Executive's employment, the Company and its Affiliates shall have no further obligation or liability to the Executive other than for Salary earned prior to the date of termination and any accrued but unused vacation.

     (b)  Termination by the Company Without Cause. Notwithstanding anything to
          ----------------------------------------
the contrary in this Agreement, the Executive's employment hereunder may be terminated at any time without Cause by the Company upon fourteen (14) days' written notice to the Executive, provided, however, that if the Company terminates the Executive's employment without Cause the Company shall (i) pay the Executive on the effective date of termination all earned and unpaid Salary, earned and unpaid bonuses, and accrued and unused vacation; (ii) continue to pay the Executive the Salary and shall provide medical, life and disability coverage, under the same conditions as exist at the time of termination, for a six (6) month period beginning on the effective date of the termination; and
(iii) notwithstanding anything to the contrary in any stock option agreement, any unvested stock options granted to the Executive shall accelerate and vest in full on the effective date of termination, and the Executive may exercise such options at any time up to two-hundred and seventy (270) days after the effective date of termination of his employment. As a condition of receiving such benefits pursuant to this Agreement, the Executive shall execute and deliver to the Company prior to his receipt of such benefits a general release substantially in the form attached hereto as Exhibit A, provided the Company executes such release and delivers an executed counterpart to the Executive. Notwithstanding anything to the contrary in this Section 5(b), if the termination constitutes a Termination Without Cause Upon Change in Control, then the Executive shall receive the benefits set forth in Section 5(d) below rather than as set forth in this Section 5(b).

     (c)  Termination by the Executive. Notwithstanding anything to the contrary
          ----------------------------
in this Agreement, the Executive may terminate his employment hereunder upon thirty (30) days

                                      b5
written notice to the Company provided that the Company may pay the Executive his Salary in lieu of any portion of such notice period. The Executive may also terminate his employment hereunder after giving the Company written notice no more than thirty (30) days after the occurrence of an event which constitutes Good Reason, in which event the Company shall (i) pay the Executive on the effective date of termination all earned and unpaid Salary, earned and unpaid bonuses, and accrued and unused vacation; (ii) continue to pay the Executive the Salary and shall provide medical, life and disability coverage, under the same conditions as exist at the time of termination, for a six (6) month period beginning on the effective date of the termination, provided the Company executes such release and delivers an executed counterpart to the Executive; and
(iii) notwithstanding anything to the contrary in any stock option agreement, any unvested stock options granted to the Executive shall accelerate and vest in full on the effective date of termination, and the Executive may exercise such options at any time up to two-hundred and seventy (270) days after the effective date of termination of his employment. As a condition of receiving such benefits pursuant to this Agreement, the Executive shall execute and deliver to the Company prior to his receipt of such benefits a general release substantially in the form attached hereto as Exhibit A, provided the Company shall execute such release and deliver an executed counterpart to the Executive. Notwithstanding anything to the contrary in this Section 5(c), if the Executive terminates his employment for Good Reason Upon Change in Control, then the Executive shall receive the benefits set forth in Section 5(d) below rather than as set forth in this Section 5(c).

     (d)  Termination By Company or Executive After Change in Control.
          -----------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, in the event of a Termination Without Cause Upon Change in Control, or termination by the Executive for Good Reason Upon Change in Control, the Company shall provide the Executive the following benefits: (i) all earned and unpaid Salary and bonuses;
(ii) all accrued and unused vacation; (iii) a lump sum payment equal to 2.99 times the Executive's average annual cash compensation during the previous five
(5) years (or, if the Executive has been employed by the Company for a shorter period, then the average during such shorter period, with the first year's base salary annualized if the Executive was employed less than one (1) year); (iv) notwithstanding anything to the contrary in any stock option agreement, upon the Executive acknowledging in a signed writing the surrender of all his rights to vested and unvested stock options granted to him by the Company, a lump sum equal to the difference between the exercise price of such stock options and the higher of (x) the fair market value of the option shares on the effective date of the termination, or (y) the highest effective price paid for the Company's common stock by any acquirer in connection with the Change in Control; (v) medical, life and disability coverage for a period of twelve (12) months after the effective date of the termination, or until the Executive receives comparable coverage from another employer, whichever occurs first; and (vi) all accrued retirement and deferred compensation plans vest in full. Items (i) through (iv) shall be paid to the Executive within twenty (20) days after the effective date of the termination. As a condition of receiving such benefits pursuant to this Agreement, the Executive shall execute and deliver to the Company prior to his receipt of such benefits a general release substantially in the form attached hereto as Exhibit A, provided the Company shall execute such release and deliver an executed counterpart to the Executive.

                                      b6

     (e)  Death. In the event of the Executive's death during the Term of this
          -----
Agreement, the Executive's employment hereunder shall immediately and automatically terminate, and the Company shall (i) pay the Executive's estate or beneficiaries within a reasonable period after the effective date of termination all earned, unpaid Salary, all earned, unpaid bonuses and all accrued unused vacation; and (ii) notwithstanding anything to the contrary in any stock option agreement, any unvested stock options granted to the Executive shall accelerate and vest in full on the effective date of termination, and the recipients of such benefits may exercise such options at any time up to two-hundred and seventy (270) days after the effective date of termination of the Executive's employment. As a condition of receiving such benefits pursuant to this Agreement, the recipient(s) of benefits under this subsection shall execute and deliver to the Company prior to receipt of such benefits a general release substantially in the form attached hereto as Exhibit A, provided the Company shall execute such release and deliver an executed counterpart to such recipient(s).

     (e)  Disability. Notwithstanding anything to the contrary in the Agreement,
          ----------
the Company may terminate the Executive's employment hereunder, upon written notice to the Executive, in the event that the Executive becomes disabled during the Term through any condition of either a physical or psychological nature and, as a result, is, with or without reasonable accommodation, unable to perform the essential functions of the services contemplated hereunder for (a) a period of ninety (90) consecutive days, or (b) for shorter periods aggregating one hundred twenty (120) days during any twelve (12) month period during the Term. Any such termination shall become effective upon mailing or hand delivery of notice that the Company has elected its right to terminate under this subsection 5(f), and the Company shall (i) pay the Executive on the effective date of termination all earned, unpaid Salary; (ii) pay the Executive on the effective date of termination all earned, unpaid bonuses; (iii) pay the Executive on the effective date of termination all accrued unused vacation; (iv) continue to pay the Executive the Salary and shall provide medical, life and disability coverage, under the same conditions as exist at the time of termination, for a six (6) month period beginning on the effective date of the termination, and (v) notwithstanding anything to the contrary in any stock option agreement, any unvested stock options granted to the Executive shall accelerate and vest in full on the effective date of termination, and the Executive may exercise such options at any time up to two-hundred and seventy (270) days after the effective date of termination of his employment. As a condition of receiving such benefits pursuant to this Agreement, the Executive shall execute and deliver to the Company prior to his receipt of such benefits a general release substantially in the form attached hereto as Exhibit A, provided the Company shall execute such release and deliver an executed counterpart to the Executive.

     (f)  Certain Events. Notwithstanding anything to the contrary in any stock
          --------------
option plan or agreement, in the event of a Change in Control of the Company, or Affiliate by which the Executive is employed, all unvested stock options in the Company granted to the Executive shall accelerate and vest in full upon the Change in Control. As a condition of the foregoing benefit, the Executive agrees that, if so requested by the Company, or such Affiliate, prior to the Change in Control, he shall continue to be employed by the Company or such Affiliate for a period of one (1) year, subject to all of the other terms and conditions of this Agreement, and if he fails to satisfy such obligation:

                                      b7

          (A) He shall pay to the Company as liquidated damages a sum equal to the difference between:

                    (i) the exercise price of any stock options that vested pursuant to this Section 5(f) ("Section 5(f) Options") and were exercised by Executive prior to termination of his employment; and
                    (ii) the higher of (x) the fair market value of the option shares on the effective date of the Change in Control, (y) the highest effective price paid for the Company's common stock by any acquirer in connection with the Change in Control, or (z) the price at which those shares were sold by or on behalf of Executive; and

          (B) All unexercised Section 5(f) Options shall immediately expire upon the termination of his employment.

As a further condition of the foregoing benefit, the Executive shall execute and deliver to the Company prior to his receipt of such benefit a general release of claims up to the date of the Change in Control, substantially in the form attached hereto as Exhibit A, provided the Company shall execute such release and deliver an executed counterpart to the Executive.

     (g)  Tax Deductability. If it is determined by the Company or the Internal
          -----------------
Revenue Service that any payment or benefit received or deemed received by the Executive from the Company (pursuant to this Agreement or otherwise) is or will become subject to any excise tax under Section 4999 of the Internal Revenue Code, and, therefore, that the Company will not be entitled to a federal tax deduction in connection with such payments and benefits or any portion thereof, then such payments and/or benefits shall be reduced, in a form and amount agreed to by the parties in good faith, in the amount necessary to allow the Company a federal tax deduction in connection with all payments and benefits provided to the Executive.

6.   Choice of Law.
     -------------

     The validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of Maryland, without giving effect to conflict of law principles.

7.   Miscellaneous.
     -------------

     (a)  Assignment; Delegation. The Executive acknowledges and agrees that the
          ----------------------
rights and obligations of the Company under this Agreement may be assigned by the Company to any successors in interest. The Executive further acknowledges and agrees that the Company may delegate performance of its obligations to any Affiliate provided that the Company shall retain liability for any breach of its obligations under this Agreement. The Executive further acknowledges and agrees that this Agreement is personal to the Executive and that the Executive may not assign or delegate any rights or obligations hereunder.

                                      b8

     (b)  Withholding. All payments required to be made by the Company to the
          -----------
Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with the Company's policies applicable to employees of the Company at the Executive's level.

     (c)  Entire Agreement. This Agreement, the Executive's employee
          ----------------
nondisclosure/noncompetition agreement with the Company, and any stock option agreement(s) between the parties, set forth the entire agreement between the parties on the subject matter contained herein and supersede any prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

     (d)  Amendments. Any attempted modification of this Agreement will not be
          ----------
effective unless signed by an officer of the Company and the Executive.

     (e)  Waiver of Breach. The Executive understands that a breach of any
          ----------------
provision of this Agreement may only be waived by an officer of the Company. The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     (f)  Severability. If any provision of this Agreement should, for any
          ------------
reason, be held invalid or unenforceable in any respect by a court of competent jurisdiction, then the remainder of this Agreement, and the application of such provision in circumstances other than those as to which it is so declared invalid or unenforceable, shall not be affected thereby, and each such provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (g)  Notices. Any notices, requests, demands and other communications
          -------
provided for by this Agreement shall be in writing and shall be effective when delivered (i) in hand by private messenger, or (ii) by a nationally known and reputable overnight mail service, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

          If to the Company:

          135 National Business Parkway
          Annapolis Junction, MD 20701
          Attn: CEO
          With a copy to General Counsel

          If to Executive:

          __________________________

          __________________________

          __________________________

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

     (h)  Survival. The Executive and the Company agree that certain provisions
          --------
of this Agreement shall survive the expiration or termination of this Agreement and the termination of the Executive's employment with the Company. Such provisions shall be limited to those within this Agreement which, by their express and implied terms, obligate either party to perform beyond the termination of the Executive's employment or termination of this Agreement.

     (i)  Arbitration of Disputes. Any controversy or claim arising out of this
          -----------------------
Agreement or any aspect of the Executive's relationship with the Company including the cessation thereof shall be resolved by arbitration in accordance with the then existing Employment Dispute Resolution Rules of the American Arbitration Association, in Washington, D.C., and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The parties shall split equally the costs of arbitration, except that each party shall pay its own attorneys' fees. The parties agree that the award of the arbitrator shall be final and binding.

     (j)  Rights of Other Individuals. This Agreement confers rights solely on
          ---------------------------
the Executive and the Company. This Agreement is not a benefit plan and confers no rights on any individual or entity other than the undersigned.

     (k)  Headings. The parties acknowledge that the headings in this Agreement
          --------
are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

     (l)  Advice of Counsel. The Executive and the Company hereby acknowledge
          -----------------
that each party has had adequate opportunity to review this Agreement, to obtain the advice of counsel with respect to this Agreement, and to reflect upon and consider the terms and conditions of this Agreement. The parties further acknowledge that each party fully understands the terms of this Agreement and has voluntarily executed this Agreement. The Company shall pay the legal fees and costs incurred by the Executive in connection with the negotiation and preparation of this Agreement, upon the presentation of invoices in appropriate form.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement to be made effective as of the Effective Date.


EXECUTIVE                                 CREDIT MANAGEMENT SOLUTIONS, INC.

/s/ Howard Tischler                       By: /s/ Scott Freiman
______________________________________        __________________________________
PRINT NAME
                                          Title: CEO/President
Howard Tischler




                                      b10

                                   EXHIBIT A

                             SEPARATION AGREEMENT
                              AND GENERAL RELEASE

          This Separation Agreement and General Release ("Agreement") is made and entered into this ____ day of _____, _____, by and between Credit Management Solutions, Inc. (hereinafter the "Company" or "Employer") and [EMPLOYEE NAME] ("Employee") (hereinafter collectively referred to as the "Parties"), and is made and entered into with reference to the following facts.

                                   RECITALS
                                   --------

          WHEREAS, Employee was hired by the Company on or about ________, as a ____________; and

          WHEREAS, the Company and Employee have agreed to terminate their employment relationship effective ______, ____; and

          WHEREAS, the Parties have entered into a written employment agreement, dated _________ (the "Employment Agreement"), under which Employee is entitled to certain severance benefits conditioned upon his/her execution of this Agreement; and

          WHEREAS, the Parties each desire to resolve any potential disputes which exist or may exist arising out of Employee's employment with the Company and/or the termination thereof.

          NOW THEREFORE, in consideration of the covenants and promises contained herein, the Parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

          1.   Agreement By the Employee. In exchange for the payments described
               -------------------------
in paragraph 2 below, Employee agrees to the following:

               (a) that his/her employment with the Company is terminated effective _________, ____ (hereinafter the "Termination Date"); and

               (b)  to be bound by the terms of this entire Agreement.

          2.   Agreement By the Company. In exchange for Employee's agreement to
               ------------------------
be bound by the terms of this entire Agreement, including but not limited to the Release of Claims in paragraph 3, the Company agrees to provide Employee with a severance benefits as provided for in the Employment Agreement.

          Employee acknowledges that, absent this Agreement, s/he has no legal, contractual or other entitlement to the consideration set forth in this paragraph and that the amount set forth in this paragraph constitute valid and sufficient consideration for Employee's release of claims and other obligations set forth herein.

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

          3.   Release of Claims.
               -----------------

               (a) Employee hereby expressly waives, releases, acquits and forever discharges the Company and its divisions, subsidiaries, affiliates, parents, related entities, partners, officers, directors, shareholders, investors, executives, managers, employees, agents, attorneys, representatives, successors and assigns (hereinafter collectively referred to as "Releasees"), from any and all claims, demands, and causes of action which Employee has or claims to have, whether known or unknown, of whatever nature, which exist or may exist on Employee's behalf from the beginning of time up to and including the date of this Agreement. As used in this paragraph 3, "claims," "demands," and "causes of action" include, but are not limited to, claims based on contract, whether express or implied, fraud, stock fraud, defamation, wrongful termination, estoppel, equity, tort, retaliation, intellectual property, personal injury, spoliation of evidence, emotional distress, public policy, wage and hour law, statute or common law, claims for severance pay, claims related to stock options and/or fringe benefits, claims for attorneys' fees, vacation pay, debts, accounts, compensatory damages, punitive or exemplary damages, liquidated damages, and any and all claims arising under any federal, state, or local statute, law, or ordinance prohibiting discrimination on account of race, color, sex, age, religion, sexual orientation, disability or national origin, including but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 as amended, the Americans with Disabilities Act, the Family and Medical Leave Act or the Employee Retirement Income Security Act.

               (b) The Company and its divisions, subsidiaries, affiliates, parents, related entities (hereinafter referred to as company), hereby expressly waive, release, acquit and forever discharge Employee and his agents, attorneys, representatives, successors, heirs and assigns (hereinafter collectively referred to as "Employee Releasees"), from any and all claims, demands, and causes of action which company has or claims to have, whether known or unknown, of whatever nature, which exist or may exist on company's behalf from the beginning of time up to and including the date of this Agreement. As used in this paragraph 3, "claims," "demands," and "causes of action" include, but are not limited to, claims based on contract, whether express or implied, fraud, stock fraud, defamation, wrongful termination, estoppel, equity, tort, retaliation, intellectual property, personal injury, spoliation of evidence, emotional distress, public policy, wage and hour law, statute or common law, claims for severance pay, claims related to stock options and/or fringe benefits, claims for attorneys' fees, vacation pay, debts, accounts, compensatory damages, punitive or exemplary damages, liquidated damages, and any and all claims arising under any federal, state, or local statute, law, or ordinance prohibiting discrimination on account of race, color, sex, age, religion, sexual orientation, disability or national origin, including but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 as amended, the Americans with Disabilities Act, the Family and Medical Leave Act or the Employee Retirement Income Security Act; provided, however, that, this release does not include any claim, demand or cause of action arising out of Executive's malfeasance, fraud, embezzlement, intentional torts, breach of his duties under his employee nondisclosure/noncompetition agreement with the Company, violation of any other duties with respect to confidential or proprietary information or intellectual property (including without limitation patents, copyrights, trade secrets and trademarks), noncompetition, nonsolicitation or loyalty, or violation of the Company's employee policies, including without limitation its Human Resources and securities trading policies.

          4.   Last Date of Employment. It is understood and agreed that
               -----------------------
Employee's last date of employment with Employer is _________, ____.

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

          5.   Receipt of Wages and Other Compensation. Employee acknowledges
               ---------------------------------------
and agrees that, prior to his/her execution of this Agreement, s/he has received payment for all wages, salary, bonuses, accrued vacation, and all other compensation owed to Employee by the Company.

          6.   Company Property/Proprietary Information. Employee agrees to
               ----------------------------------------
continue to abide by the terms of his employee nondisclosure/noncompetition agreement with the Company, the terms of which are incorporated herein by reference.

          7.   Acceptance of Agreement/[Revocation]. This Agreement was received
               ------------------------------------
by Employee on ______, ____. Employee may accept this Agreement by returning a signed original to the Company. This Agreement shall be withdrawn if not accepted in the above manner on or before _____.

          8.   Non-Admission of Liability. The Company denies any wrongdoing
               --------------------------
whatsoever in connection with its dealings with Employee, including but not limited to Employee's employment and termination. It is expressly understood and agreed that nothing contained in this Agreement shall constitute or be treated as an admission of any wrongdoing or liability on the part of the Company or the Employee.

          9.   No Filing of Claims. Employee represents and warrants that s/he
               -------------------
does not presently have on file, and further represents and warrants that s/he will not hereafter file, any claims, charges, grievances or complaints against any of the Releasees (defined above) in or with any administrative, state, federal or governmental entity, agency, board or court, or before any other tribunal or panel or arbitrators, public or private, based upon any actions or omissions by the Releasees occurring prior to the date of this Agreement.

          10.  Ownership of Claims. Employee represents and warrants that s/he
               -------------------
is the sole and lawful owner of all rights, title and interest in and to all released matters, claims and demands referred to herein. Employee further represents and warrants that there has been no assignment or other transfer of any interest in any such matters, claims or demands which she may have against the Releasees.

          11.  Confidentiality. Employee understands and agrees that this
               ---------------
Agreement, and the matters discussed in negotiating its terms, are entirely confidential. It is therefore expressly understood and agreed that Employee will not reveal, discuss, publish or in any way communicate any of the terms, amount or fact of this Agreement to any person, organization or other entity, with the exception of his/her immediate family members and professional representatives, unless required by subpoena or court order. Employee further agrees that s/he will not, at any time in the future, make any statements to any third parties that disparage any of the Releasees personally or professionally.

          12.  Tax Indemnification. It is understood and agreed that Employee is
               -------------------
liable for all tax obligations, if any, with respect to the settlement payments provided for herein. Employee agrees to indemnify, defend and hold harmless Employer from any and all taxes, assessments, penalties, loss, costs, reasonable attorneys' fees, expenses or interest payments that Employer may at any time incur by reason of any demand, proceeding, action or suit brought against Employer arising out of or in any manner related to any local, state or federal taxes allegedly due from Employee in connection with this Agreement; provided
(a) Employer promptly notifies Employee of any such claim, demand or cause of action against the Company, and (b) keeps Employee fully informed of all material facts and events with respect to such proceedings (to the extent such information does not waive any privileges).

          13.  Maryland Law Applies. This Agreement, in all respects, shall be
               --------------------
interpreted, enforced and governed by and under the laws of the State of Maryland. Any and all actions relating to this Agreement shall be filed and maintained in the federal and/or state courts located in the State of

                                      b13

Maryland, and the parties consent to the jurisdiction of such courts. In any action arising out of this Agreement, or involving claims barred by this Agreement, the prevailing party shall be entitled to recover all costs of suit, including reasonable attorneys' fees.

          14.  Successors and Assigns. The Parties expressly understand and
               ----------------------
agree that this Agreement, and all of its terms, shall be binding upon their representatives, heirs, executors, administrators, successors and assigns.

          15.  Consultation with Counsel. Employee acknowledges that s/he has
               -------------------------
been advised to consult with legal counsel of her choice prior to execution and delivery of this Agreement.

          16.  Integration. Except as otherwise specifically provided for, this
               -----------
Agreement constitutes an integrated, written contract, expressing the entire agreement between the Parties with respect to the subject matter hereof. In this regard, Employee represents and warrants that s/he is not relying on any promises or representations which do not appear written herein. Employee further understands and agrees that this Agreement can be amended or modified only by a written agreement, signed by all of the Parties hereto.

          17.  Counterparts. This Agreement may be executed in separate
               ------------
counterparts and by facsimile, and each such counterpart shall be deemed an original with the same effect as if all Parties had signed the same document.

          18.  Headings. The headings in each paragraph herein are for
               --------
convenience of reference only and shall be of no legal effect in the interpretation of the terms hereof.

          19.  Severability. If any provision in this Agreement is held to be
               ------------
invalid, the remainder of this Agreement shall not be affected by such a determination.

          20.  Voluntary Agreement. EMPLOYEE UNDERSTANDS AND AGREES THAT S/HE
               -------------------
MAY BE WAIVING SIGNIFICANT LEGAL RIGHTS BY SIGNING THIS AGREEMENT, AND REPRESENTS THAT S/HE HAS ENTERED INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, WITH A FULL UNDERSTANDING OF AND IN AGREEMENT WITH ALL OF ITS TERMS.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates provided below.

DATED:  _____________________, ____         CREDIT MANAGEMENT SOLUTIONS, INC.



                                             By: ________________________

                                             Its: _______________________



DATED:  _____________________, ____         [EMPLOYEE NAME]

                                            _____________________________

                                      b14